RONNYBROOK FARM DAIRY, INC.
                               Prospect Hill Road
                           Ancramdale, New York 12403

                                                                February  , 1998

                              Re: Letter of Intent

Dear Sirs:

      This letter will confirm our intention to enter into an agreement whereby Ronnybrook Farm Dairy, Inc. ("Ronnybrook") will purchase the raw milk produced on your farm and will set forth our mutual understandings relating to such an arrangement. As you know, Ronnybrook is very concerned about the quality of the raw milk used in its products, and has approached you with the understanding that your farm employs methods of production which insure that the milk you produce is of the highest quality. We also understood that you currently sell your entire production of raw milk to a dairy cooperative, and that the cooperative may impose limitations on your sale of raw milk to other customers. Ronnybrook intends to begin purchasing limited quantities of raw milk which will not jeopardize your relationship with the cooperative, but hopes that it will soon be in a position to purchase your farm's entire raw milk production. It is understood that the approximate price to be paid per hundredweight of raw milk
is $    .

      It is understood that this letter merely constitutes a statement of our mutual understandings and intentions with respect to our purchase of your raw milk. It does not contain all matters upon which agreement must be reached in order for a definitive agreement to be entered into and, therefore, does not constitute a binding commitment.

      Please indicate your concurrence with this non-binding statement of mutual intent by signing in the space provided below.

                                        Very truly yours,


                                        -------------------------------------
                                        Richard A. Osofsky,
                                        Chief Executive Officer and President
Accepted:


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